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                                 INCOMNET, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                                    SECTION 1
                                     PURPOSE

      This Incomnet, Inc. Employee Stock Purchase Plan (the "Plan") is designed to encourage and assist employees of Incomnet, Inc. (the "Company") and any Participating Subsidiary, as defined in Section 4, to acquire an equity interest in the Company through the purchase of shares of Company common stock (the "Common Stock").
                                    SECTION 2
                                 ADMINISTRATION

      The Plan shall be administered by the Board of Directors of the Company (or a committee thereof designated by the Board of Directors, which in either case is referred to as the "Board"). The Board may from time to time select a committee or persons (the "Administrator") to be responsible for any matters in implementing the Plan. If no such committee or persons are selected, the Board shall be the Administrator. Subject to the express provisions of the Plan, to the overall supervision of the Board, and to the limitations of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), the Administrator may administer and interpret the Plan in any manner it believes to be desirable, and any such interpretation shall be conclusive and binding on the Company and all persons.
                                    SECTION 3
                                NUMBER OF SHARES

      (a) The total number of shares of Common Stock reserved and available for issuance pursuant to this Plan shall be 1,000,000. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares reacquired in private transactions or open market purchases, but all shares issued under this Plan and the Foreign Plan shall be counted against the 1,000,000 share limitation.

      (b) In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, offering of rights, or other similar change in the capital structure of the Company, the Board may make such adjustment, if any, as it deems appropriate in the number, kind, and purchase price of the shares available for purchase under the Plan and in the maximum number of shares subject to any option under the Plan.


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                                    SECTION 4
                            ELIGIBILITY REQUIREMENTS

      (a) Each employee of the Company and each Participating Subsidiary, except those described in the next paragraph, shall become eligible to participate in the Plan in accordance with Section 5 on the first Enrollment Date on or following commencement of his or her employment by the Company or the Participating Subsidiary or following such period of employment as is designated by the Board from time to time. Participation in the Plan is entirely voluntary.

      (b)   The following employees are not eligible to participate in the Plan:

            (i) employees who would, immediately upon enrollment in the Plan, own directly or indirectly (including options or rights to acquire stock possessing) five percent or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary of the Company; and

            (ii) employees who are customarily employed by the Company less than 20 hours per week or less than five months in any calendar year.

      (c) "Employee" shall mean any individual who is an employee of the Company or a Participating Subsidiary. Whether an individual qualifies as an Employee shall be determined by the Administrator, in its sole discretion. The Administrator shall be guided by the provisions of Treasury Regulation Section 1.421-7 and Section 3401(c) of the Code and the Treasury Regulations thereunder, with the intent that the Plan cover all "employees" within the meaning of those provisions other than those who are not eligible to participate in the Plan. Unless the Administrator makes a contrary determination, the Employees of the Company shall, for all purposes of this Plan, be those individuals who are carried as employees of the Company or a Participating Subsidiary for regular payroll purposes. Any inquiries regarding eligibility to participate in the Plan shall be directed to the Administrator, whose decision will be final.

      (d) "Subsidiary" shall mean any corporation described in Section 424(e) or
(f) of the Code. "Participating Subsidiary" shall mean a subsidiary which has been designated by the Administrator as covered by the Plan.


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                                    SECTION 5
                                   ENROLLMENT

      Any eligible employee may enroll or re-enroll in the Plan each year as of the first trading day of (i) July 1999, (ii) the third month following such month, and (iii) each yearly anniversary of such months (e.g. any January, April, July and October), or such other days as may be established by the Board from time to time (the "Enrollment Dates"). In order to enroll, an eligible employee must complete, sign, and submit to the Company an enrollment form. Any enrollment form received by the designee of the Administrator by the 15th day of the month preceding an Enrollment Date (or by the day preceding the Enrollment Date in the case of employees hired after such 15th day), or such other date established by the Administrator from time to time, will be effective on that Enrollment Date. For purposes of the Plan, a "trading day" is any day on which regular trading occurs on any established stock exchange or market system on which the Common Stock is traded.
                                    SECTION 6
                          GRANT OF OPTION ON ENROLLMENT

      (a) Enrollment or re-enrollment by a participant in the Plan on an Enrollment Date will constitute the grant by the Company to the participant of an option to purchase shares of Common Stock from the Company under the Plan. Any participant whose option expires and who has not withdrawn from the Plan will automatically be re-enrolled in the Plan and granted a new option on the Enrollment Date immediately following the date on which the option expires. Furthermore, except as may otherwise be determined by the Administrator, each Participant who has not withdrawn from the Plan will automatically be re-enrolled in the Plan and granted a new option on any Enrollment Date on which the fair market value per share of the Company's Common Stock is lower than the fair market value per share on the Enrollment Date for such Participant's existing option.

      (b) Except as provided in Section 9, each option granted under the Plan shall have the following terms:

            (i) each option granted under the Plan will have a term of not more than 24 months or such shorter option period as may be established by the Board from time to time; notwithstanding the foregoing, however, (x) whether or not all shares have been purchased thereunder, the option will expire on the earlier to occur of (A) the completion of the purchase of shares on the last Purchase Date occurring within 24 months after the Enrollment Date for such option, or such shorter option period as may be established by the Board before an Enrollment Date for all options to be granted on such date, or (B) the date on which the


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employee's participation in the Plan terminates for any reason and (y) options granted under the Plan shall have a term of three months unless extended by the Board, effective on the Enrollment Date following such extension;

            (ii) payment for shares purchased under the option will be made only through payroll withholding in accordance with Section 7;

            (iii) purchase of shares upon exercise of the option will be effected only on the Purchase Dates established in accordance with Section 8;

            (iv) the price per share under the option will be determined as provided in Section 8;

            (v) the number of shares available for purchase under an option will, unless otherwise established by the Board before an Enrollment Date for all options to be granted on such date, be determined by dividing $25,000 by the fair market value of a share of Common Stock on the Enrollment Date and by multiplying the result by the number of calendar years included in whole or in part in the period from grant to expiration of the option;

            (vi) the option (taken together with all other options then outstanding under this and all other similar stock purchase plans of the Company and any subsidiary of the Company, collectively "Options") will in no event give the participant the right to purchase shares at a rate per calendar year which accrues in excess of $25,000 of fair market value of such shares, determined at the applicable Enrollment Date; and

            (vii) the option will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Administrator from time to time.

                                    SECTION 7
                   PAYROLL AND TAX WITHHOLDING; USE BY COMPANY

      (a) Each participant shall elect to have amounts withheld from his or her compensation paid by the Company during the option period, at a rate equal to any whole percentage up to 15 percent, or such other maximum percentage as the Board may establish from time to time before an Enrollment Date. Compensation includes regular salary payments, commissions, overtime pay and any other compensation as may be determined from time to time by the Board of Directors, but excludes all other payments including, without limitation, long-term disability or workers compensation payments, car allowances, employee referral bonuses, relocation payments, expense reimbursements (including but not limited to travel, entertainment, and moving expenses), salary gross-up payments, and non-cash recognition awards. The participant shall designate a rate of withholding in his or her enrollment form and may elect to increase or decrease the rate of contribution effective as of any Enrollment Date, by delivery to the Company, not later than the


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15th day of the month preceding such Enrollment Date, of a written notice indicating the revised withholding rate.

      (b) Payroll withholdings shall be credited to an account maintained for purposes of the Plan on behalf of each participant, as soon as administratively feasible after the withholding occurs. The Company shall be entitled to use the withholdings for any corporate purpose, shall have no obligation to pay interest on withholdings to any participant, and shall not be obligated to segregate withholdings.

      (c) Upon disposition of shares acquired by exercise of an option, the participant shall pay, or make provision adequate to the Company for payment of, all federal, state, and other tax (and similar) withholdings that the Company determines, in its discretion, are required due to the disposition, including any such withholding that the Company determines in its discretion is necessary to allow the Company to claim tax deductions or other benefits in connection with the disposition. A participant shall make such similar provisions for payment that the Company determines, in its discretion, are required due to the exercise of an option, including such provisions as are necessary to allow the Company to claim tax deductions or other benefits in connection with the exercise of the option.

                                    SECTION 8
                               PURCHASE OF SHARES

      (a) On the last trading day of each month immediately preceding a month containing an Enrollment Date, or on such other days as may be established by the Board from time to time, prior to an Enrollment Date for all options to be granted on an Enrollment Date (each a "Purchase Date"), the Company shall apply the funds then credited to each participant's payroll withholdings account to the purchase of whole shares of Common Stock. The cost to the participant for the shares purchased under any option shall be not less than 85 percent of the lower of:

            (i) the fair market value of the Common Stock on the Enrollment Date for such option; or

            (ii) the fair market value of the Common Stock on that Purchase Date. The "fair market value" of the Common Stock on a date shall be (a) if the Common Stock is listed on any established stock exchange, the Nasdaq National Market System or the Nasdaq SmallCap Market System, the closing sales price for the Stock or the average of the bid and asked prices if no sales were reported, as quoted on such system or exchange, as reported in the Wall Street Journal or similar publication; or (b) in the absence of an established market for the Common Stock, the fair market value of the Common Stock as determined by the Board in


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good faith, or the fair market value on such date as determined by the
Administrator if shares of Common Stock are not so traded, quoted or reported.

      (b) Any funds in an amount less than the cost of one share of Common Stock left in a participant's payroll withholdings account on a Purchase Date shall be carried forward in such account for application on the next Purchase Date, and any additional amount shall be distributed to the participant.

      (c) If at any Purchase Date, the shares available under the Plan are less than the number all participants would otherwise be entitled to purchase on such date, purchases shall be reduced proportionately to eliminate the deficit. Any funds that cannot be applied to the purchase of shares due to such a reduction shall be refunded to participants as soon as administratively feasible.

                                    SECTION 9
                            WITHDRAWAL FROM THE PLAN

      A participant may withdraw from the Plan in full (but not in part) at any time, effective after written notice thereof is received by the Company. All funds credited to a participant's payroll withholdings account shall be distributed to him or her without interest within 60 days after notice of withdrawal is received by the Company. Any eligible employee who has withdrawn from the Plan may enroll in the Plan again on any subsequent Enrollment Date in accordance with the provisions of Section 5.

                                   SECTION 10
                            TERMINATION OF EMPLOYMENT

      Participation in the Plan terminates immediately when a participant ceases to be employed by the Company for any reason whatsoever (including death or disability) or otherwise becomes ineligible to participate in the Plan. As soon as administratively feasible after termination, the Company shall pay to the participant or his or her beneficiary or legal representative, all amounts credited to the participant's payroll withholdings account; provided, however, that if a participant ceases to be employed by the Company because of the commencement of employment with a Subsidiary of the Company that is not a Participating Subsidiary, funds then credited to such participant's payroll withholdings account shall be applied to the purchase of whole shares of Common Stock at the next Purchase Date, and any funds remaining after such purchase shall be paid to the participant.


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                                   SECTION 11
                           DESIGNATION OF BENEFICIARY

      (a) Each participant may designate one or more beneficiaries in the event of death and may, in his or her sole discretion, change such designation at any time. Any such designation shall be effective upon receipt in written form by the Company and shall control over any disposition by will or otherwise.

      (b) As soon as administratively feasible after the death of a participant, amounts credited to his or her account shall be paid in cash to the designated beneficiaries or, in the absence of a designation, to the executor, administrator, or other legal representative of the participant's estate. Such payment shall relieve the Company of further liability with respect to the Plan on account of the deceased participant. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the account unless the participant has given express contrary written instructions.

                                   SECTION 12
                                   ASSIGNMENT

      (a) The rights of a participant under the Plan shall not be assignable by such participant, by operation of law or otherwise. No participant may create a lien on any funds, securities, rights, or other property held by the Company for the account of the participant under the Plan, except to the extent that there has been a designation of beneficiaries in accordance with the Plan, and except to the extent permitted by the laws of descent and distribution if beneficiaries have not been designated.

      (b) A participant's right to purchase shares under the Plan shall be exercisable only during the participant's lifetime and only by him or her, except that a participant may direct the Company in the enrollment form to issue share certificates to the participant and his or her spouse in community property, to the participant jointly with one or more other persons with right of survivorship, or to certain forms of trusts approved by the Administrator.

                                   SECTION 13
                            ADMINISTRATIVE ASSISTANCE

      If the Administrator in its discretion so elects, it may retain a brokerage firm, bank, or other financial institution to assist in the purchase of shares, delivery of reports, or other administrative aspects of the Plan. If the Administrator so elects, each participant shall be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a participant under the Plan shall be held in the account in the


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name in which the share certificate would otherwise be issued pursuant to
Section 12(b).

                                   SECTION 14
                                      COSTS

      All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such participant by the Company. Any brokerage fees for the purchase of shares by a participant shall be paid by the Company, but brokerage fees for the resale of shares by a participant shall be borne by the participant.

                                   SECTION 15
                           EQUAL RIGHTS AND PRIVILEGES

      All eligible employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 of the Code and the related Treasury Regulations. Any provision of the Plan which is inconsistent with Section 423 of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423. This Section 15 shall take precedence over all other provisions of the Plan.

                                   SECTION 16
                                 APPLICABLE LAW

      The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.

                                   SECTION 17
                          MODIFICATION AND TERMINATION

      (a) The Board may amend, alter, or terminate the Plan at any time, including amendments to outstanding options. No amendment shall be effective unless within 12 months after it is adopted by the Board, it is approved by the holders of a majority of the votes cast at a duly held shareholders' meeting at which a quorum of the voting power of the Company is represented in person or by proxy, if such amendment would:

            (i) increase the number of shares reserved for purchase under the Plan; or

            (ii) require shareholder approval in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended.


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      (b) In the event the Plan is terminated, the Board may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds contributed to the Plan that have not been used to purchase shares shall be returned to the participants as soon as administratively feasible.

      (c) In the event of the sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, or the dissolution or liquidation of the Company, the Board shall provide for the assumption or substitution of each option under the Plan by the successor or surviving corporation, or a parent or subsidiary thereof, unless the Board decides to take such other action as it deems appropriate, including, without limitation, providing for the termination of the Plan and providing for a Purchase Date to occur on the trading day immediately preceding the date of such termination.

                                   SECTION 18
                              RIGHTS AS AN EMPLOYEE

      Nothing in the Plan shall be construed to give any person the right to remain in the employ of the Company or to affect the Company's right to terminate the employment of any person at any time with or without cause.

                                   SECTION 19
                    RIGHTS AS A SHAREHOLDER; DELIVERY OF CERTIFICATES

      Unless otherwise determined by the Board, certificates evidencing shares purchased on any Purchase Date shall be delivered to participants as soon as administratively feasible. Participants shall be treated as the owners of their shares effective as of the Purchase Date. If approved by the Administrator in its discretion, the Company instead of delivery of share certificates (i) deliver a certificate (or equivalent) to a broker for crediting to the Participant's account, or (ii) make a notation in the Participant's favor of non-certificated shares on the Company's stock records.


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                                   SECTION 20
                     SIX-MONTH NONTRANSFERABILITY OF SHARES

      Unless otherwise determined by the Board, shares purchased under the Plan shall be nontransferable except by operation of law or bequest for a period of six months from the date of issue. Any certificate delivered to a Participant shall be so legended. Such legended certificate may be exchanged for an unlegended certificate after the expiration of such six-month period.


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